General Manager Operations 05.03.2024 Ward Slocum

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Ward Slocum General Manager Operations 05.03.2024

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

FIRST AMENDMENT TO LARGE VOLUME TRANSPORTATION SERVICE (LVTS) AGREEMENT

This First Amendment to **Large Volume Transportation Service (LVTS) Agreement** is entered into and shall become effective on **June 1, 2024**, between Black Hills/Kansas Gas Utility Company, LLC d/b/a Black Hills Energy and **Cardinal Colwich, LLC** ("Customer"), herein referred to as (the "Parties").

WHEREAS, Black Hills Energy and Customer are parties to a **Large Volume Transportation Service (LVTS) Agreement** (the "LVTS Agreement"), effective May 1, 2024; and

WHEREAS, the Parties hereto agree to amend the terms of the LVTS Agreement as set forth below.

NOW THEREFORE, Black Hills Energy and Customer do hereby mutually agree as follows:

1) Effective on June 1, 2024 and continuing through the term of the LVTS Agreement, the attached **Exhibit B** ("LVTS Negotiated Rate Agreement") shall be addended to the Agreement and incorporated therein.
2) Paragraph 5, "Term" of the LVTS Agreement shall be deleted in its entirety and replaced by the following provision:

5. Term.

Primary Term: From: **May 1, 2024** Through: **May 31, 2029**

Evergreen Term: None______ Monthly______ Annually **X**

Termination Notice: Six months' written notice by either Party following the end of the Primary Term or any Evergreen Term, if applicable, thereafter.

IN WITNESS WHEREOF, the Parties hereto agree and have caused this First Amendment of the LTVS Agreement to be signed by representatives with execution authority.

Black Hills/Kansas Gas Utility Company, LLC d/b/a Black Hills Energy		**Cardinal Colwich, LLC**	
Signature:	Ward Slocum	Signature:	Jeffrey L Painter
Printed Name:	Ward Slocum	Printed Name:	Jeffrey L. Painter
Title:	General Manager Operations	Title:	CEO & President
Date:	05.03.2024	Date:	May 1, 2024

EXHIBIT B

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